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                                                                     EXHIBIT 8.1

              [FORM OF OPINION OF DAVIS POLK & WARDWELL REGARDING
                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES]




                                                    , 2002

Comcast Corporation
1500 Market Street
Philadelphia, Pennsylvania 19102

Ladies and Gentlemen:


     We have acted as counsel to Comcast Corporation, a Pennsylvania corporation ("COMCAST"), in connection with (i) the proposed Mergers, as defined and described in the Agreement and Plan of Merger dated as of December 19, 2001 among AT&T Corp., a New York corporation, AT&T Broadband Corp., a Delaware corporation and a wholly owned subsidiary of AT&T, Comcast, AT&T Comcast Corporation, a Pennsylvania corporation ("PARENT"), AT&T Broadband Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent and Comcast Acquisition Corp., a Pennsylvania corporation and a wholly owned subsidiary of Parent and (ii) the preparation and filing of the related Registration Statement on Form S-4 (the "REGISTRATION STATEMENT"), which includes the Joint Proxy Statement/Prospectus (the "JOINT PROXY STATEMENT/PROSPECTUS"), filed with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT") and the Exchange Act of 1934, as amended.




     We hereby confirm that the discussion set forth under the caption "Material Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus insofar as it relates to the material United States federal income tax consequences of the Mergers constitutes our opinion as to the material United States federal income tax consequences of the Mergers, subject to the qualifications set forth in such discussion.

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                                        2

COMCAST CORPORATION                                                       , 2002







     In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the discussion of this opinion in the Joint Proxy Statement/Prospectus, to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings "Material Federal Income Tax Consequences" and "Legal Matters" in the Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

     This opinion is being provided to you solely in connection with the Registration Statement and may not be relied upon, circulated, quoted or otherwise referred to for any other purpose.

                                          Very truly yours,